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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-6 for MONY Variable Account L--Variable Universal Life Insurance Policy of our report dated February 8, 2001, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
October 31, 2001

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